Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus Dated April 27, 2010)	Registration No. 333-165496

Novavax, Inc.

$50,000,000 of Common Stock

This prospectus supplement relates to the issuance and sale of up to $50,000,000 of our common stock from time to time through our sales agent, MLV & Co. LLC, or MLV. These sales, if any, will be made pursuant to the sales agreement, as entered into on October 1, 2012, between us and MLV, which has been filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K.

You should read this prospectus supplement, including any information incorporated herein and therein, carefully before you invest.

Our common stock is quoted on the NASDAQ Global Market, or NASDAQ, under the symbol “NVAX”. On September 28, 2012, the closing price of our common stock as reported on NASDAQ was $2.16 per share.

Sales of shares of our common stock under this prospectus, if any, may be made by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the NASDAQ Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in privately negotiated transactions and/or any other method permitted by law. MLV will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Market, on mutually agreeable terms between MLV and us.

Unless we and MLV otherwise agree, we will pay MLV a commission equal to 2% of the gross proceeds of the sales price per share.  The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. Based on the closing price of our common stock on September 28, 2012, because we are limited to the sale of common stock with gross proceeds aggregating $50,000,000, the maximum number of shares we could sell is 23,148,148. We estimate the total expenses of this offering will be approximately $1,100,000. If 23,148,148 shares of common stock were sold at the September 28, 2012 closing sales price, we would receive $50,000,000 in gross proceeds, or $48,900,000 in net proceeds. The actual proceeds to us will vary.

In connection with the sale of common stock on our behalf, MLV may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of MLV may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to MLV against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Investing in these securities involves a high degree of risk See “RISK FACTORS” on page S-2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2012.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
NOVAVAX	S-1
THE OFFERING	S-2
RISK FACTORS	S-2
USE OF PROCEEDS	S-3
DILUTION	S-3
PLAN OF DISTRIBUTION	S-4
WHERE YOU CAN FIND MORE INFORMATION	S-5
INCORPORATOIN OF CERTAIN DOCUMENTS BY REFERENCE	S-5
LEGAL MATTERS	S-5
EXPERTS	S-5

PROSPECTUS

NOVAVAX, INC.	2
RISK FACTORS	2
ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	4
DESCRIPTION OF OUR CAPITAL STOCK	7
DESCRIPTION OF OUR WARRANTS	11
DESCRIPTION OF OUR UNITS	13
DIVIDEND POLICY	14
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	15

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”). Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not, and MLV has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLV is not, offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common shares. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

 Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to "Novavax", "we", "us" and "our" refer to Novavax, Inc.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, as well as the documents incorporated by reference and any free writing prospectus we have prepared, including the sections entitled “Risk Factors” incorporated by reference.

NOVAVAX

Novavax is a clinical-stage biopharmaceutical company focused on developing novel recombinant vaccines to address a broad range of infectious diseases. Our goal is to become a profitable vaccine company that is aggressively driving towards development, licensure and commercialization of important vaccines worldwide.

Our technology platform is based on proprietary recombinant vaccine technology that includes VLPs and recombinant nanoparticle vaccines combined with a single-use bioprocessing production system. Our vaccine candidates are genetically engineered three-dimensional nanostructures that incorporate immunologically important recombinant proteins. Our product pipeline targets a variety of infectious diseases and our vaccine candidates are currently in or have completed clinical trials that target pandemic influenza (H5N1), seasonal influenza and respiratory syncytial virus (RSV).

Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 9920 Belward Campus Drive, Rockville, Maryland, 20850. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

S-1

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of Common Stock.”

Issuer	Novavax, Inc.

Common stock offered	Up to $50,000,000 of common stock.

Manner of offering	Sales of shares of our common stock under this prospectus, if any, may be made by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, which includes sales made directly on the NASDAQ Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in privately negotiated transactions and/or any other method permitted by law. MLV will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Market, on mutually agreeable terms between MLV and us. See “Plan of Distribution.”

Sales agent	MLV & Co. LLC

Use of proceeds	We intend to use the net proceeds from this common stock offering for general corporate purposes, including working capital, capital expenditures, research and development expenditures and clinical trial expenditures.

Risk factors	Your investment in our common shares involves substantial risks. You should consider the “Risk Factors” incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NASDAQ ticker symbol	NVAX

RISK FACTORS

Investing in our securities involves a high degree of risk. For a discussion of the factors you should carefully consider before deciding to purchase any of our securities, please review the risk factors included in the documents incorporated by reference in this prospectus supplement, including “Part I, Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 14, 2012. The risks and uncertainties described in the documents incorporated by reference are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock.

S-2

USE OF PROCEEDS

We estimate that the maximum net proceeds from the sale of all shares of common stock sold pursuant to the sales agreement with MLV & Co. LLC to be $48,900,000.

We intend to use net proceeds of this offering for general corporate purposes, including working capital, product development and capital expenditures, as well as acquisitions and other strategic purposes.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of June 30, 2012 was approximately $27.9 million, or approximately $0.21 per share of common stock based upon 132,152,221 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2012. Assuming the shares available for sale pursuant to this prospectus supplement are sold at a purchase price of $2.16, the closing price of our common stock on September 28, 2012, based on the approximately 23,148,148 shares offered hereunder are sold and after giving effect to such sale, our as-adjusted net tangible book value would have been approximately $76.8 million, or approximately $0.49 per share of common stock based upon 155,300,369 shares outstanding. This represents an immediate increase in net tangible book value of $0.28 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.67 per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price per share		$2.16	(1)
Net tangible book value per share as of June 30, 2012	$0.21
Increase in net tangible book value per share attributable to the offering	$0.28
As-adjusted net tangible book value per share after giving effect to the offering		$0.49
Dilution in net tangible book value per share to new investors		$1.67

(1)	Assuming a purchase price of $2.16, the closing price of our common stock on September 28, 2012.

The foregoing table excludes the following, each as of June 30, 2012:

•	9,714,050 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $1.97 per share;

•	5,437,536 shares of our common stock reserved for future awards under our 2005 Stock Incentive Plan; and

•	3,343,325 shares of our common stock reserved for issuance upon the exercise of outstanding warrants.

S-3

PLAN OF DISTRIBUTION

We have entered into a sales agreement, dated October 1, 2012 with MLV & Co. LLC, or MLV, under which we may sell an aggregate of up to $50,000,000 in gross proceeds of our common stock from time to time through MLV, as our agent for the offer and sale of the common stock. The actual dollar amount and number of shares of common stock we sell pursuant to this sales agreement will be dependent, among other things, on market conditions and our fund raising requirements. MLV may sell the common stock by any method deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NASDAQ Global Market, on any other existing trading market for the common stock or to or through a market maker. MLV may also sell the common stock in privately negotiated transactions, subject to our prior written approval.

Each time that we wish to issue and sell common stock under the sales agreements, we will provide MLV with a placement notice describing the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the sales agreements, MLV has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Market to sell such shares up to the amount specified on such terms. The settlement between us and MLV of our common stock will occur on the third trading day following the date on which the sale was made. The obligation of MLV under the sales agreements to sell our common stock pursuant to a placement notice is subject to a number of conditions.

We will pay MLV a commission equal to 2% of the gross proceeds of the sale price per share. Based on the closing price of our common stock on September 28, 2012, because we are limited to the sale of common stock with gross proceeds aggregating $50,000,000, the maximum number of shares we could sell is approximately 23,148,148. If 23,148,148 shares of common stock were sold at the September 28, 2012 closing sales price, we would receive approximately $50,000,000 in gross proceeds, or approximately $49,000,000 in proceeds net of MLV’s fee. The actual proceeds to us will vary. Because there is no minimum offering amount required as a condition to the closing, the actual total may be less than the maximum amount set forth above.

In connection with the sale of our common stock contemplated in this prospectus, MLV may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to MLV will be deemed to be underwriting commissions or discounts. We have agreed to indemnify MLV against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and MLV may agree upon.

The offering of our common stock pursuant to the sales agreements will terminate on the earliest of (1) the sale of all of our common stock subject to each sales agreement, or (2) termination of the sales agreements by us or MLV. MLV may terminate the sales agreements at any time in certain circumstances, including the occurrence of a material adverse change that, in MLV’s reasonable judgment, may impair its ability to sell the common stock, our failure to satisfy any condition under of the sales agreements or a suspension or limitation of trading of our common stock on NASDAQ. We may terminate the sales agreements at any time upon 10 days prior notice, and MLV may terminate the sales agreements at any time upon 10 days prior notice.

This is a brief summary of the material provisions of the sales agreements and does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement, as amended, will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” below.

S-4

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC registering the offer and sale of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement, its exhibits and the information incorporated in this prospectus supplement and the accompanying prospectus for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the registration statement that contains the accompanying prospectus and prior to the time that we sell all of the securities offered by this prospectus supplement or otherwise terminate this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 14, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, filed with the SEC on May 9, 2012, and June 30, 2012, filed with the SEC on August 9, 2012;

•	our Current Reports on Form 8-K filed on May 21, 2012, June 15, 2012 and October 1, 2012; and

•	the description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995, as supplemented by the Description of Common Stock found on page 7 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus supplement at no cost by requesting them in writing or telephoning us at the following address:

Investor Relations

Novavax, Inc.

9920 Belward Campus Drive

Rockville, MD 20850

(240) 268-2000

These filings are also made available, free of charge, on our website at www.novavax.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by

Ropes & Gray LLP, Boston, Massachusetts.

MLV is being represented in connection with this offering by Bryan Cave LLP, Denver, Colorado.

EXPERTS

Grant Thornton LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance upon the reports of Grant Thornton LLP, upon the authority of said firm as experts in accounting and auditing in giving said reports.

S-5

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Warrants

Units

We may issue and sell from time to time our common stock, preferred stock, warrants and/or units consisting of two or more of any such securities on terms to be determined at the time of sale. The preferred stock may be convertible into shares of our common stock and the warrants may be exercisable for shares of our common stock or shares of our preferred stock. We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $150,000,000.

We will provide a prospectus supplement each time we issue securities, specifying the specific terms of the securities being sold as well as the specific terms of that offering.

You should read this prospectus and any prospectus supplement, including any information incorporated herein and therein, carefully before you invest.

The securities being sold may be sold on a delayed or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our common stock is traded on the NASDAQ Global Market under the symbol NVAX. On March 11, 2010, the closing price of our common stock as reported on the NASDAQ Global Market was $2.48 per share. None of the other securities offered under this prospectus are publicly traded.

Investing in our securities involves a ____________________ high degree of risk See "RISK FACTORS" beginning on page 2.

This prospectus may not be used to offer or sell ____________________ securities unless accompanied by a prospectus supplement for the securities being sold.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 27, 2010.

TABLE OF CONTENTS

NOVAVAX, INC.	2
RISK FACTORS	2
ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
PLAN OF DISTRIBUTION	4
DESCRIPTION OF OUR CAPITAL STOCK	7
DESCRIPTION OF OUR WARRANTS	11
DESCRIPTION OF OUR UNITS	13
DIVIDEND POLICY	14
LEGAL MATTERS	14
EXPERTS	14
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	15

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

NOVAVAX, INC.

Novavax, Inc. ("Novavax," the "Company," "we" or "us") is a biopharmaceutical company focused on developing novel, highly potent recombinant vaccines. Our goal is to become a profitable vaccine company that is aggressively driving towards development, licensure and commercialization of important vaccine candidates.

Our technology platform is based on proprietary virus-like particles (VLPs). Our VLPs are genetically engineered three-dimensional nanostructures, which incorporate immunologically important recombinant proteins. Recombinant protein- based vaccines are widely used and accepted. Examples of vaccines currently available that use recombinant protein particle technology include Recombivax® HB (Merck) and Engerix® (GlaxoSmithKline), which protect against Hepatitis B, and Gardasil® (Merck) and Cervarix® (GlaxoSmithKline), which protect against human papilloma virus. Our product pipeline targets several infectious diseases. Currently, we have vaccine product candidates to target pandemic influenza (both H1N1 and H5N1 strains), seasonal influenza, Respiratory Syncytial Virus (RSV) and Varicella Zoster Virus (VZV).

Novavax was incorporated in 1987 under the laws of the State of Delaware. Our principal executive offices are located at 9920 Belward Campus Drive, Rockville, Maryland, 20850. Our telephone number is (240) 268-2000 and our website address is www.novavax.com. The contents of our website are not part of this prospectus. The information on or accessible through our website is not incorporated by reference into this filing.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks incorporated by reference herein that are described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as any applicable prospectus supplement and the reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such "Risk Factors" section occurs or the risks described in such "Risk Factors" section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf' registration statement that we filed with the Securities and Exchange Commission (the "SEC" or "Commission"). By using a shelf registration statement, we may, from time to time, issue and sell in one or more series or classes our common stock, preferred stock, warrants and/or units consisting of our common stock, preferred stock and warrants in one or more offerings up to an aggregate maximum offering price of $150,000,000 (or its equivalent in foreign or composite currencies). Each time we sell any of our securities, we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.

This prospectus and the prospectus supplements provide you with a general description of the Company and our securities; for further information about our business and our securities, you should refer to the registration statement, the reports incorporated by reference in this prospectus, as described in "Where You Can Find More Information."

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You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated herein by reference and that are referenced under the section entitled "Where You Can Find More Information", contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include, but are not limited to, statements relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding operating expenses, use of cash, and clinical developments and anticipated milestones, including a BARDA contract, Phase 3 studies and seeking approval in Mexico, and include words such as "expect(s)", "intends", "plans", "seeks", "estimates", "could", "should", "feel(s)", "believe (s)", "will", "would", "may", "can", "anticipate(s)", "potential", and similar expressions or the negative of these terms, are based upon management's current expectations and beliefs. Such forward-looking statements are not guarantees of future performance, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those expressed or implied by such forward-looking statements.

Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include, among other things, the following: our ability to progress any product candidates into pre- clinical or clinical trials; the scope, initiation, rate and progress of our pre-clinical studies and clinical trials and other research and development activities; clinical trial results; even if the data from pre-clinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; regulatory approval is needed before any vaccines can be sold in or outside the United States and, to date, no governmental authority has approved any of our vaccine candidates for sale; influenza is seasonal in nature, and if approval or commercial launch after approval is not timely in relation to the influenza season, we may not be able to manufacture or sell our influenza vaccines on terms favorable to us until the next influenza season, if at all; we have not manufactured any of our vaccine candidates at a commercial level; we utilize a unique manufacturing process and the scale-up of that process may prove difficult and costly; our dependence on third parties to manufacture and distribute our vaccines; risks associated with conducting business outside of the United States; our ability to enter into future collaborations with industry partners and the terms, timing and success of any such collaboration; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; the inability to win any government grants, including BARDA in a timely manner or at all and other factors referenced herein.

All forward-looking statements contained in this prospectus are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements, except as specifically required by law. Accordingly, past results and trends should not be used to anticipate future results or trends.

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USE OF PROCEEDS

Except as otherwise described in an applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes, which may include:

•	clinical development of our VLP-based vaccines, including the development of appropriate adjuvants and demonstration of large-scale manufacturing capabilities for such vaccines;

•	our internal research and development programs, such as preclinical and clinical testing and studies of our product candidates and the development of new technologies and product candidates;

•	expansion of and investment in our research and development facilities, including compliance with current Good Manufacturing Practices (cGMP) and Good Laboratory Practices (GLP) rules and regulations; and

•	general working capital.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

At this time, we have not determined the specific uses of any offering proceeds, or the amounts we plan to spend on any particular use or the timing of such expenditures, which may vary significantly depending on various factors such as our research and development results, regulatory approvals, competition, marketing and sales, and the market acceptance of any products introduced by us or our partners. Pending application of the net proceeds from any particular offering, we intend to invest such proceeds in short-term, interest-bearing, investment-grade securities.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

•	through one or more underwriters;

•	through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•	directly to one or more purchasers;

•	through agents;

•	through registered direct offerings;

•	as part of a collaboration with a third party;

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•	through at the market issuances;

•	in privately negotiated transactions; and

•	in any combination of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents, underwriters or dealers;

•	the terms of the securities being offered, including the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

Underwriters, dealers, agents and others that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended (the "Securities Act") and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers, agents and others and will describe their compensation. We may have agreements with underwriters, dealers, agents and others to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and others may engage in transactions with or perform services for us in the ordinary course of their businesses.

Pursuant to the terms of a letter of understanding among us, Piper Jaffray & Co. ("Piper Jaffray"), Lazard Capital Markets ("LCM") and Lazard Freres & Co., LLC ("Lazard"), dated November 10, 2009, if, during the six month period following the termination or expiration of such letter of understanding, we propose to effect a public offering, Rule 144A offering or any private placement of our securities, then we have agreed to offer to engage each of Piper Jaffray, LCM and Lazard in underwriting as our bookrunner or bookrunning lead placement agent, as the case may be, in connection with such transaction on terms and conditions customary to Piper Jaffray, LCM and Lazard in similar transactions. Each of Piper Jaffray, LCM or Lazard may decline such engagement in its sole and absolute discretion. This restriction will not apply to any offering of our common stock pursuant to an At the Market Sales Agreement with McNicoll, Lewis & Vlak LLC. This letter of understanding expired on November 25, 2009. We have not entered into any other agreements, understandings or arrangements with any other underwriters, broker-dealers or other parties regarding the sale of securities. As of the date of this prospectus, there were no other special selling arrangements between any broker-dealer or other person and the Company. No period of time has been fixed within which the securities will be offered or sold.

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If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

Agents

We may designate agents who agree to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Unless the prospectus supplement provides otherwise, agents will act on a best efforts basis for the period of their appointment. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless the prospectus supplement provides otherwise, underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship, and we may offer the securities to the public through an underwriting syndicate or through a single underwriter. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship and underwriting arrangement.

Dealers

We also may sell securities to a dealer as principal. If we sell our securities to a dealer as a principal, then the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

Direct Sales and Institutional Purchases

We may also sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction.

Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

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Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934, as amended (the "Exchange Act"). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Such activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the NASDAQ Global Market or otherwise.

Passive Market Making

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

Costs

We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

DESCRIPTION OF OUR CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and our Amended and Restated By-laws (the "By-laws") that we have previously filed with the SEC. See "Where You Can Find More Information."

General

Our authorized capital stock consists of: (i) 200,000,000 shares of common stock, par value $0.01 per share, of which 100,277,960 shares were outstanding as of March 11, 2010, and (ii) 2,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and liabilities and subject to the prior rights of any outstanding preferred stock.

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Holders of our common stock are not entitled to pre-emptive rights or any rights of conversion. Shares of our common stock are, and the shares being distributed in this offering will be, when issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Our common stock is traded on the NASDAQ Global Market under the symbol NVAX. On March 11, 2010, the closing price of our common stock as reported on the NASDAQ Global Market was $2.48 per share.

Our registrar and transfer agent for all shares of common stock is Computershare Limited, 250 Royall Street, Canton, MA 02021.

Preferred Stock

The Board of Directors may, without further action by the stockholders of the Company, issue preferred stock in one or more series and fix the rights and preferences thereof. Our Certificate of Incorporation grants the Board of Directors authority to issue preferred stock and to determine its rights and preferences without the need for further stockholder approval to eliminate delays associated with a stockholder vote on specific issuances.

Examples of rights and preferences the Board of Directors may fix include dividend rights, dividend rates, conversion rights, voting rights, pre-emptive rights, terms of redemption (including sinking fund provisions), redemption prices and liquidation preferences. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. The rights of holders of our common stock, described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred stock and may include, among other things:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or noncumulative), if any;

•	terms and amount of any sinking fund, if applicable;

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•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the Company to exercise such redemption and repurchase rights;

•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on sale, transfer and assignment, if any;

•	the relative ranking and preferences of the preferred stock; and

•	any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

Please also refer to the description of our Shareholder Rights Plan, below, for a discussion of the Company's Series D Junior Participating Preferred Stock.

Shareholder Rights Plan

We have adopted a Shareholder Rights Plan pursuant to which the Board of Directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of common stock. Each right, once exercisable, entitles the holder to purchase from us one one-thousandth (1/1,000th) of a share of Series D Junior Participating Preferred Stock (the "Series D Preferred Stock"), at a price of $40.00, subject to certain adjustments.

The rights, unless earlier redeemed by the Board, become exercisable upon the close of business on the day which is the earlier of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons (with certain exceptions) has acquired beneficial ownership of 15% or more of the outstanding voting stock of the Company, and (ii) the tenth business day after the date of the commencement by any person of a tender or exchange offer, the consummation of which would result in such person or group of affiliated or associated persons becoming an "acquiring person" as defined in the rights plan. The rights expire at the close of business on August 7, 2012, unless earlier redeemed or exchanged by us as described below.

Unless the rights are earlier redeemed, in the event that a person or group becomes an "acquiring person," the rights plan provides that proper provisions will be made so that each holder of record of a right (other than rights beneficially owned by an acquiring person and certain of its affiliates, associates and transferees) will thereafter have the right to receive, upon payment of the exercise price, that number of shares of the Series D Preferred Stock having a fair market value determined in accordance with the rights plan at the time of the transaction equal to approximately two times the exercise price (such value to be determined with reference to the fair market value of our common stock as provided in the plan).

In addition, unless the rights are earlier redeemed or exchanged, in the event that, after the time that a person or group becomes an acquiring person, we were to be acquired in a merger or other business combination (in which any shares of common stock are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the rights plan provides that proper provision will be made so that each holder of record of a right (other than rights beneficially owned by an acquiring person and certain of its affiliates, associates and transferees) will have the right to receive, upon payment of the exercise price, that number of shares of common stock of the acquiring Company having a fair market value at the time of such transaction determined in accordance with the rights plan equal to approximately two times the exercise price.

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At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding voting stock, the Board may exchange the rights, in whole or in part, for that number of shares of the Series D Preferred Stock having a fair market value on the date such person or group became an acquiring person equal to the excess of (i) the fair market value of Series D Preferred Stock issuable upon the exercise of the rights over (ii) the exercise price of the rights, in each case subject to anti-dilution adjustments.

At any time prior to the close of business on the tenth business day after there has been a public announcement that a person has become an acquiring person or such earlier date as a majority of the Board shall become aware of the existence of an acquiring person, we may redeem the rights in whole, but not in part, at a price of $.001 per right. Immediately upon the effective time of such Board action, the right to exercise the rights will terminate and the only right of the holders will be to receive the redemption price.

For as long as the rights are then redeemable, we may, except with respect to the redemption price, amend the rights in any manner, including extending the time period in which the rights may be redeemed. At any time when the rights are not then redeemable, we may amend the rights in any manner that does not materially adversely affect the interests of holders of the rights as such.

Provisions of our Certificate of Incorporation and By-laws and Delaware Law

Certain provisions of our Certificate of Incorporation and By-laws may be deemed to have an anti-takeover effect and may prevent, delay or defer a tender offer or takeover attempt that a stockholder may deem in his, her or its best interest. The existence of these provisions also could limit the price that investors might be willing to pay for our securities. They include:

Staggered Board, Removal of Directors and Charter Amendments relating to the Board

Our Certificate of Incorporation and By-laws provide for the division of our Board of Directors into three classes, with no one class having more than one director more than any other class, serving staggered three year terms. Our By-laws further provide that directors may be removed only for cause by the affirmative vote of the holders of 2/3 of the shares of capital stock of the Company issued and outstanding and entitled to vote. Moreover, our Certificate of Incorporation provides that any amendments to the charter relating to the number, classes, election, term, removal, vacancies and related provisions with respect to the Board may only be made by the affirmative vote of the holders of at least 75% of the shares of capital stock issued and outstanding and entitled to vote. These provisions may have the effect of making it more difficult for a third party to acquire control of Novavax, or of discouraging a third party from acquiring control of the Company.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NASDAQ Stock Market. These additional shares may be utilized for a variety of corporate purposes. In particular, although our Board of Directors has no present intention to do so, it could issue shares of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer, proxy contest or other takeover attempt. Our Board may determine that the issuance of such shares of preferred stock is in the best interest of the Company and our stockholders. Such issuance could discourage a potential acquiror from making an unsolicited acquisition attempt through which such acquiror may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interest or in which stockholders might receive a premium for their stock over the then-current market price.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our By-laws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder's intention in writing. To be timely, a stockholder's notice must be received not less than 60 nor more than 90 days prior to the meeting at which such candidate or proposal is to be considered. However, if the Company does not give prior notice or make public disclosure of the date of the meeting at least 70 days' prior to the meeting date, notice is considered timely if it is received no later than the close of business on the 10th day following the date on which such notice was given or public disclosure was made (whichever occurred first). If a stockholder desires to have a proposal included in the Company's proxy statement, notice of such proposal must be received not less than 120 days prior to the first anniversary of the date of the Company's notice of the previous year's annual meeting. These advance notice provisions may preclude stockholders from bringing matters before a meeting or from making nominations for directors.

Special Meetings of Stockholders

Our By-laws provide that special meetings of stockholders may be called by the Chief Executive Officer (or, if there is no Chief Executive Officer, the President) or by the Board of Directors, with no provision for any right of stockholders to call such meetings. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Subject to certain exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time such person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A "business combination" is defined to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to various exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of a corporation's voting stock. This statutory provision could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire the Company.

DESCRIPTION OF OUR WARRANTS

This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

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We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

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As of March 11, 2010, the Company has warrants outstanding which are exercisable for 3,343,325 shares of common stock at an exercise price of $3.62 per share. These warrants expire on July 31, 2013.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder's warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

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•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading "Where You Can Find Additional Information".

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently anticipate that we will retain all of our earnings for use in the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with the Exchange Act we file reports and other information with the SEC. These reports and other information are not incorporated by reference in this prospectus and do not form a part of this prospectus except as stated below under "Incorporation of Certain Information by Reference." You may read and copy these reports and other information filed with the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, for a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for more information about the operation of the public reference room. Our filings with the SEC are also available to you over the Internet at the SEC's web site at http://www.sec.gov. The Company's web site is http://www.novavax.com.

Our common stock is traded on the NASDAQ Global Market under the symbol NVAX. Materials we file can also be inspected at the offices of NASDAQ Operations at 1735 K Street, Washington, D.C 20006.

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We have filed a registration statement on Form S-3 (together with all amendments and exhibits, which we refer to as the registration statement) with the SEC under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information in the registration statement. For further information about us and our securities, see the registration statement and its exhibits. Statements made in this prospectus as to the content of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the Commission. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010;

•	Current Reports on Form 8-K filed on January 12, 2010, January 13, 2010, February 8, 2010, February 9, 2010, February 18, 2010 and March 17, 2010; and

•	The description of our common stock contained in the Registration Statement on Form 10 filed with the SEC on September 14, 1995.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of these filings at no cost by writing or telephoning Investor Relations at the following address and telephone number:

Novavax, Inc.
9920 Belward Campus Drive
Rockville, MD 20850
(240) 268-2000